Exhibit 3

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Exchange Act, each of WISeQey Corp., SEALSQ Corp. and Carlos Moreira hereby agrees that the Schedule 13D relating to the WISeSat Ordinary Shares of WISeSat.Space Holdings Corp. is filed on behalf of each of them.

Each Reporting Person shall be responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such Reporting Person contained therein; provided that no Reporting Person shall be responsible for the completeness or accuracy of information concerning any other Reporting Person, except to the extent that such Reporting Person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of October 8, 2026.

SEALSQ CORP

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

WISEQEY CORP

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

CARLOS MOREIRA
/s/ Carlos Moreira